Exhibit (a)(1)(B)

UNITED DEVELOPMENT FUNDING IV

LETTER OF TRANSMITTAL

THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 2, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As of June 4, 2014, United Development Funding IV, a Maryland real estate investment trust (the “Trust”), is offering to purchase for cash up to 1,707,317 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), at a price of $20.50 per Common Share, net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated June 4, 2014 (the “Offer to Purchase”), and in this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). This Letter of Transmittal is to be completed only if a tender of book-entry Common Shares is being made to the account maintained by The Depository Trust Company pursuant to Section 3 of the Offer to Purchase.

I/we, the undersigned, hereby tender to the Trust the Common Share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, am/are the registered holder(s) of the Common Shares identified below, and give the instructions in this Letter of Transmittal and warrant that the Common Shares identified below are free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Common Shares to shareholders of record on or prior to the date on which the Common Shares are taken up and paid for pursuant to the Offer shall be for the account of such shareholders. I/we make the representations and warranties to the Trust set forth in Section 3 of the Offer to Purchase and understand that the tender of Common Shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment).

Prior to tendering Common Shares, we recommend that you contact your financial advisor. As part of the listing of the Common Shares on the Nasdaq Global Select Market (the “NASDAQ”), some, but not all, of the registered accounts will automatically be transferred to broker-dealer Common Shares held in “street” name. You will need to consult with your broker and your financial advisor to determine the status of your account and the best way to tender your Common Shares, should you desire to do so.

Please complete the back if you would like to transfer ownership of unaccepted Common Shares or request special mailing.

(1)	(U.S. Federal Backup Withholding and Withholding under FATCA)

PLEASE COMPLETE AND SUBMIT THE ACCOMPANYING IRS FORM W-9 (IF YOU ARE A U.S. PERSON) OR THE APPROPRIATE IRS FORM W-8, WHICH MAY BE OBTAINED FROM THE INTERNAL REVENUE SERVICE (“IRS”) WEBSITE AT WWW.IRS.GOV (IF YOU ARE NOT A U.S. PERSON).

Please note that the failure to properly complete and return an IRS Form W-9, or IRS Form W-8, as applicable, may subject any payments made to you pursuant to the Offer to backup withholding (at the applicable statutory rate (currently, 28%)) or to withholding under the Foreign Account Tax Compliance Act (“FATCA”) at the rate of 30%.

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appear(s) above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.	(3) Account Number
_______________________________________

X___________________________________________________	(4) Total Number of Common Shares you own:
Signature of Shareholder Date Daytime Telephone #

X___________________________________________________ Signature of Shareholder Date Daytime Telephone #

(5)         Total Number of Common Shares you are tendering at a price of $20.50 per Common Share:

___       The total number of Common Shares I own as indicated above

___       I will tender the following number of Common Shares

Shares:_______________________

I/we understand that the tender of Common Shares constitutes a representation and warranty to the Trust that the undersigned has/have a NET LONG POSITION in the Common Shares or other securities exercisable or exchangeable therefore and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Trust to withhold all applicable taxes and tax-related items legally payable by the signatory hereto.

(6)	ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Common Shares may have their Common Shares accepted for payment before any proration of other tendered Common Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Common Shares, even if these holders have separate accounts representing fewer than 100 Common Shares. Accordingly, this section is to be completed only if Common Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Common Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Common Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Common Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Common Shares and is tendering all of such Common Shares.

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WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

LABEL AREA	DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Attn: UDF IV Tender Offer

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

(7) Special Payment Instructions	(8) Special Delivery Instructions
If you want your check for cash for the aggregate Purchase Price of Common Shares purchased (less any applicable withholding taxes) to be issued in another name, fill in this section with the information for the new account name.	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this form. Mailing check(s) to:

Name (Please Print First, Middle & Last Name)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	Address (Number and Street)

(City, State & Zip Code)	(City, State & Zip Code)

(Taxpayer Identification or Social Security Number)

Signature Guarantee Medallion

(Title of Officer Signing this Guarantee)

(Name of Guarantor - Please Print)

(Address of Guarantor Firm)

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INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	PLEASE COMPLETE AND SUBMIT THE ACCOMPANYING IRS FORM W-9 IF YOU ARE A U.S. PERSON OR THE APPROPRIATE IRS FORM W-8, WHICH CAN BE OBTAINED FROM THE IRS WEBSITE AT WWW.IRS.GOV. Please note that the failure to properly complete and return an IRS Form W-9, or IRS Form W-8, as applicable, may subject any payments made to you pursuant to the Offer to backup withholding (at the applicable statutory rate (currently, 28%)) or to withholding under the Foreign Account Tax Compliance Act (“FATCA”) at the rate of 30%.

2.	Sign, date and include your daytime telephone number in this Letter of Transmittal in Section 2. After completing all other applicable sections, return this form to DST Systems, Inc. at the address provided above.

3.	Please indicate the account number relating to the Common Shares that you own in Section 3 of this Letter of Transmittal.

4.	Please indicate the total number of Common Shares you own in Section 4 of this Letter of Transmittal.

5.	Please indicate the total number of Common Shares that you are tendering in Section 5 of this Letter of Transmittal. You may tender all or a portion of the Common Shares you own at the purchase price of $20.50 per Common Share.

6.	Complete this section only if you hold fewer than 100 Common Shares.

7	If you want your check for cash for the aggregate Purchase Price of Common Shares purchased (less any applicable withholding taxes) to be issued in another name, fill in Section 7 of this Letter of Transmittal with the information for the new account name. If you complete Section 7 of this Letter of Transmittal, your signature(s) must be guaranteed.

8.	Complete Section 8 of this Letter of Transmittal only if the proceeds of this transaction and/or any unaccepted Common Shares are to be transferred to a person other than the registered holder or to a different address.

9.	Shareholders who cannot complete the procedures for book-entry transfer prior to the Expiration Date may tender their Common Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

10.	The Trust will determine in its sole discretion the number of Common Shares to accept, and the validity, eligibility and acceptance for payment of any tender and the Trust’s determinations will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if the Trust’s determinations are challenged by shareholders. There is no obligation to give notice of any defects or irregularities to shareholders. See Section 3 of the Offer to Purchase for additional information.

11.	If any of the Common Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Trust of his or her authority to so act must be submitted with this Letter of Transmittal.

12.	If the space provided in Sections 4 and 5 of this Letter of Transmittal is inadequate, the number of Common Shares should be listed on a separately signed schedule attached hereto.

13.	Please see the Offer to Purchase for additional information regarding Section 6 of this Letter of Transmittal.

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IMPORTANT U.S. TAX INFORMATION

Backup Withholding

In order to avoid backup withholding on payments made pursuant to the Offer, a shareholder who is a “U.S. person” for federal income tax purposes that tenders Common Shares must timely provide DST Systems, Inc., the paying agent for the Offer (the “Paying Agent”) with such shareholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct , that such holder is not subject to backup withholding and that the holder is a U.S. person by completing the IRS Form W-9 accompanying this Letter of Transmittal. If a shareholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such shareholder and payment to such shareholder pursuant to the Offer may be subject to backup withholding tax at the applicable statutory rate (currently, 28%). To the extent that a U.S. shareholder designates another U.S. person to receive payment, such other person may also be required to provide a properly completed IRS Form W-9. If the Common Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for additional guidance on which name and TIN to report.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely provided to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by timely providing the required information to the IRS.

Certain shareholders (including, among others, certain corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to U.S. federal backup withholding tax but may be required to provide evidence of their exemption from such backup withholding tax. Exempt shareholders who are “U.S. persons” for federal income tax purposes should indicate their exempt status by entering in the appropriate Exempt Payee code on the IRS Form W-9. See the accompanying instructions to the IRS Form W-9 for more information. Exempt shareholders who are not “U.S. persons” for federal income tax purposes should indicate their exempt status by properly completing and submitting an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which such forms may be obtained on the IRS website (www.irs.gov)).

Withholding under FATCA

Under FATCA, a 30% withholding tax may be imposed on dividends paid on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a non-financial foreign entity (including in some instances, where the foreign financial institution or non-financial foreign entity is acting as an intermediary for another party), unless in the case of a foreign financial institution, (1) the entity enters into (or is otherwise subject to) and complies with an agreement with the United States government, or a FATCA Agreement, or (2) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, or an IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution. In the case of payments made to a foreign entity that is not a foreign financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with a certification that it does not have any “substantial U.S. owner” (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its substantial U.S. owners.

In order for a shareholder who is a “U.S. person” for federal income tax purposes to avoid withholding under FATCA with respect to any payments made to such shareholder pursuant to the Offer, such shareholder must timely provide the Paying Agent with a properly completed IRS Form W-9 attesting to such holder’s status as a U.S. person. Such holder may submit one IRS Form W-9 for purposes of avoiding withholding under FATCA and for purposes of avoiding backup withholding (described above).

In order for a shareholder who is not a “U.S. person” for federal income tax purposes to avoid withholding under FATCA with respect to any payments made to such shareholder pursuant to the Offer, such shareholder must timely provide the Paying Agent with the applicable IRS Form W-8 generally attesting to such holder’s compliance with or exemption from FATCA. To avoid withholding under FATCA, a shareholder who is an individual should provide a properly completed IRS Form W-BEN attesting to such holder’s status as an individual. Such holder may submit one IRS Form W-8BEN for purposes of avoiding withholding under FATCA and for purposes of avoiding backup withholding (described above). A shareholder who is not an individual should submit the appropriate IRS Form W-8 (e.g., IRS Form WW-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP) (i) certifying as to its “Chapter 4 Status” (FATCA status), and (A) in the case of certain foreign financial institutions, providing its Global Intermediary Identification Number, or (B) in the case of certain non-financial foreign entities, certifying that it does not have any substantial U.S. owners or identifying its substantial U.S. owners as required or (ii) otherwise attesting to its exempt status.

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Failure to provide a properly completed IRS Form W-9, or a properly completed applicable IRS Form W-8 attesting to such holder’s compliance with or exemption from FATCA, may subject the holder to a 30% withholding tax with respect to any payments made to such holder pursuant to the Offer. As indicated in the Offer to Purchase, for withholding purposes, we expect to treat all payments made to shareholders pursuant to the Offer as dividends for U.S. federal income tax purposes. See Section 13 of the Offer to Purchase for more detail regarding the treatment of the payments made pursuant to the Offer as dividends for withholding purposes. In addition, the withholding provisions described above generally apply to payments of dividends made on or after July 1, 2014. Therefore, we expect that these rules will apply to payments made to shareholders pursuant to the Offer.

The rules under FATCA are extremely complex. Shareholders are urged to consult with their own tax advisor regarding the applicability of FATCA to their particular circumstances, including the certifications required under FATCA to avoid withholding.

Please note that the foregoing does not address any withholding (other than federal backup withholding and withholding under FATCA) that may be required with respect to payments made pursuant to the Offer (such as withholding of U.S. federal income tax with respect to payments made to shareholders who are not treated as U.S. persons for federal income tax persons). Shareholders should refer to Section 13 of the Offer to Purchase for more information.

Shareholders are urged to consult their own tax advisor to determine whether they are exempt from these backup withholding tax and reporting requirements, and the applicability of FATCA to their particular circumstances.

IRS CIRCULAR 230 DISCLOSURE. TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, WE INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICTION (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY MATTERS ADDRESSED HEREIN.

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Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ________

☐ Other (see instructions) ▶

Exemptions (see instructions):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person** ▶ **Date** ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

Form W-9 (Rev. 8-2013) Page 2

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

Form W-9 (Rev. 8-2013) Page **3**

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 8-2013) Page 4

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.